                                                                    EXHIBIT 99.6



                                                           [DETROIT EDISON LOGO]

                                 March 16, 2001

Ms. Dorothy Wideman
Executive Secretary
6545 Mercantile Way
PO Box 30221
Lansing MI 48909

Re: Initial Securitization Bond Charge and Securitization Bond Tax Charge

Dear Ms. Wideman:

In accordance with the Commission's November 2, 2000 order in Case U-12478 (Financing Order), The Detroit Edison Company as Servicer of the Securitization Bonds, Series 2001-1 (Securitization Bonds), and on behalf of the trustee as assignee of The Detroit Edison Securitization Funding LLC hereby notifies the Commission of the establishment of the initial Securitization Bond Charge (SB Charge) and the Securitization Bond Tax Charge (SB Tax Charge).

The establishment of these initial charges is intended to satisfy the Financing Order by ensuring that the SB Charge will recover amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Securitization Bonds and will ensure recovery of the associated tax liability via the SB Tax Charge.

Using the formula approved by the Commission in the Financing Order, this filing establishes the variables used in the calculation of the initial SB Charge and provides the resulting SB Charge and SB Tax Charge. Attachment A shows the values for each of the variables used in calculating the initial SB Charge and SB Tax Charge, which is 3.2 (mills/kWh) and 0.5 (mills/kWh) respectively. It is anticipated that the SB Charge and SB Tax Charge will be in effect from March 26, 2001 through February 28, 2002, at which time the charges may be modified pursuant to the true-up procedures established in the Financing Order.

                                                Sincerely,


                                                /s/ James J. Musial

                                                James J. Musial
                                                Director, Regulatory Compliance

Attachment

                                                                    ATTACHMENT A


                           THE DETROIT EDISON COMPANY
                          SECURITIZATION BOND CHARGES
                    MARCH 26, 2001 THROUGH FEBRUARY 28, 2002





1  SECURITIZATION BOND CHARGE
   --------------------------
2  FORECAST PERIOD SECURITIZATION BONDS COSTS
3       Principal Payment                                                               39,660,023
4       Interest Charges                                                               104,769,019
5       Servicing and Administrative Fee                                                 1,125,000
6       Over-collateralization Fee                                                         625,000
                                                                                    --------------
7  Total Forecast Period Securitization Bond Charges (Lines 3 to 6)                    146,179,042
                                                                                    --------------
8  TRUE-UP FOR PRIOR PERIOD
9       (Over)Under principal payments                                                           0
10      (Over)Under interest                                                                     0
11      (Over)Under ongoing transaction expenses                                                 0
12      (Over)Under Overcollateralization account deficiency                                     0
13      (Over)Under Capital account deficiency                                                   0
                                                                                    --------------
14 Total (Over)Under collections of Securitization Bond Costs (Lines 9 to 13)                    0
                                                                                    --------------
15
16 Total Securitization Bond Charge Obligation to be billed and collected
17      during the forecast period (Line 7 + 14)                                       146,179,042
                                                                                    ==============
18
19 Forecasted kWh sales (adjusted for uncollectibles)                               45,732,831,000
                                                                                    ==============
20
21 SECURITIZATION BOND CHARGE (mills per kWh) (Line 17 divided by 19)                          3.2
                                                                                    ==============
22
23 SECURITIZATION BOND TAX CHARGE
   ------------------------------
24 FORECAST PERIOD TAX REQUIREMENT
25      Principal Payment * (Tax Rate) divided by (1 - Tax Rate)                        21,355,397
                                                                                    --------------
26
27 TRUE-UP FOR PRIOR PERIOD
28      Prior period actual Securitization Bond Tax Charge revenue                               0
29      Prior period actual Securitization Bond Tax Charge requirements                          0
                                                                                    --------------
30      (Over)Under collections of prior period Securitization Bond
31        Tax Charge requirements (Line 30 - 31)                                                 0
32      Interest on (Over)Under collections at bond rate                                         0
                                                                                    --------------
33      (Over)Under collections including interest (Line 33 + 34)                                0
                                                                                    --------------
34
35 Total Securitization Bond Tax Charge Obligation to be billed and collected
36      during the forecast period (Line 25 + 33)                                       21,355,397
                                                                                    ==============
37
38 Forecasted kWh sales (adjusted for uncollectibles)                               45,732,831,000
                                                                                    ==============
39
40 SECURITIZATION BOND TAX CHARGE (mills per kWh) (Line 36 divided by 38)                      0.5
                                                                                    ==============
41
42 TOTAL SECURITIZATION BOND CHARGES IN FORECAST PERIOD
43      (mills per kWh) (Lines 21 + 40)                                                        3.7
                                                                                    ==============